UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 2, 2009
ENCORE ENERGY PARTNERS LP
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-33676 (Commission File Number)	20-8456807 (IRS Employer Identification No.)

777 Main Street, Suite 1400, Fort Worth, Texas (Address of principal executive offices)	76102 (Zip Code)
Registrant’s telephone number, including area code: (817) 877-9955
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     On January 2, 2009, Encore Energy Partners Operating LLC (“OLLC”), a wholly owned subsidiary of Encore Energy Partners LP (“ENP”), completed the acquisition of oil and natural gas producing properties and related assets in the Arkoma Basin and royalty interest properties primarily in Oklahoma as well as 10,300 unleased mineral acres (the “Acquired Properties”) from Encore Operating, L.P. (“Encore Operating”), a wholly owned subsidiary of Encore Acquisition Company (“EAC”), pursuant to the terms and conditions of a Purchase and Sale Agreement (the “Purchase Agreement”) among OLLC, ENP, and Encore Operating.
     The royalty interest properties include interests in over 1,700 wells in Arkansas, Texas, and Oklahoma as well as 10,300 unleased mineral acres. The Arkoma Basin properties consist of non-operated working interests in over 100 producing wells in the Chismville field. The properties have total proved reserves of approximately 2.8 million barrels of oil equivalent (“BOE”), 73 percent of which are proved developed producing and 87 percent of which are natural gas. The properties currently produce approximately 500 BOE per day, or 3 million cubic feet of natural gas equivalent per day, of which 91 percent is natural gas.
     The purchase price for the Acquired Properties was $49 million, subject to customary adjustments (including a reduction in the purchase price for acquisition-related hedge premiums of approximately $3 million). OLLC financed the purchase price through additional borrowings under its revolving credit facility. The acquisition was effective as of November 1, 2008.
     Each of the parties to the Purchase Agreement is a direct or indirect subsidiary of EAC. As a result, certain officers of EAC serve as officers and/or directors of more than one of such entities. EAC and its affiliates, including Encore Operating, own approximately 20.92 million of ENP’s outstanding common units, or approximately 63 percent. EAC, through its indirect ownership of ENP’s general partner, also holds all 504,851 general partner units in ENP.
     The Board of Directors of ENP’s general partner approved the transaction based on a recommendation from its Conflicts Committee, which consists entirely of independent directors. Simmons & Company International and Griffis & Associates, LLC acted as financial advisors to ENP’s Conflicts Committee, and Simmons & Company International delivered a fairness opinion in connection with the transaction. Barclays Capital acted as financial advisor and rendered a fairness opinion to EAC’s Board of Directors in connection with the transaction.
     This report contains only a summary of certain provisions of the Purchase Agreement. The summary does not purport to be a complete summary of the Purchase Agreement and is qualified in its entirety by reference to the Purchase Agreement, a copy of which is filed as Exhibit 2.1 hereto and incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
(d)	Exhibits.

2.1	Purchase and Sale Agreement, dated December 5, 2008, by and among Encore Energy Partners LP, Encore Energy Partners Operating LLC and Encore Operating, L.P. (incorporated by reference from Exhibit 2.1 of ENP’s Current Report on Form 8-K filed with the SEC on December 10, 2008)

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENCORE ENERGY PARTNERS LP

By: Encore Energy Partners GP LLC, its general partner

Date: January 8, 2009	By:	/s/ Andrea Hunter

Andrea Hunter Vice President, Controller and Principal Accounting Officer

EXHIBIT INDEX

Exhibit No.	Exhibit Description

2.1	Purchase and Sale Agreement, dated December 5, 2008, by and among Encore Energy Partners LP, Encore Energy Partners Operating LLC and Encore Operating, L.P. (incorporated by reference from Exhibit 2.1 of ENP’s Current Report on Form 8-K filed with the SEC on December 10, 2008)